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                                                                   Exhibit 10.17
                                                                   -------------



                                 June 8, 1998



Via Facsimile & Federal Express.


Mr. Lynn A. Bakker
73 Trent Road
Elkton, MD 21921


Dear Lynn:

     I am pleased to confirm our verbal offer of employment for the position of Vice President of Technical Services of RBX Corporation. The offer is effective Monday, June 15, 1998.

      Following are the details we discussed:


Base Salary:          $12,917/monthly; to be reviewed 7/1/99.

Bonus:                Eligibility under the RBX Annual Incentive Plan for 1998.
                      . 1998 bonus will be guaranteed at the target rate of 30% of base for this position ($155,000 x .30/2) or $23,250. Payment will be $25,000.

Signing Bonus:        Equal to one (1) month's salary payable within thirty (30)
                      days of employment.

Stock:                Eligibility under the RBX Stock Incentive Plan pending
                      Board approval.

Retirement/401(K):    Eligibility under the RBX Pension Plan and 401(K) Savings
                      Plan will be 7/1/99.

Relocation:           See Attachment. Relocation expenses will be grossed up for tax purposes; temporary living expenses covered up to six
                      (6) months.
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Vacation:                 2 weeks in 1998; 4 weeks each year thereafter.


Health/Life Insurance:    See attached Benefits outline. RBX will pay COBRA
                          premiums associated with your current medical insurance for the first ninety (90) days.

STD/LTD:                  See attached Benefits outline.

Severance:                If your employment is terminated by the Company for
                          any reason other than cause during the first three (3) years of employment, you will receive six (6) months base pay severance.


     I would like to welcome you aboard the RBX team. There is a lot of work to do and I am excited about the expertise you bring to us. Together, I am convinced we can all be successful.


                                       Sincerely,

                                       /s/ Frank H. Roland


                                       Frank H. Roland



                                                             /s/ Lynn A. Bakker
                                                             -------------------
                                                             Lynn A. Bakker
                                                                  Offer Accepted